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                                                                  EXHIBIT 10.3.1

                              TERMINATION AGREEMENT

         TERMINATION AGREEMENT (this "Agreement") dated as of January 24, 2001 by and among McDATA Corporation, a Delaware corporation (the "Company"), EMC Corporation, a Massachusetts corporation ("EMC"), and John F. McDonnell (the "Investor").

         WHEREAS, McDATA Holdings Corporation ("Holdings") merged with and into EMC effective as of December 31, 2000, with EMC surviving the merger and succeeding to all of the rights and obligations of Holdings; and

         WHEREAS, each of the Company, EMC and the Investor is a party to an Investors' Rights Agreement dated as of October 1, 1997, as amended by Amendment No. 1 thereto dated as of May 23, 2000 (as so amended, the "Rights Agreement"), pursuant to which , among other things, EMC (as successor in interest to Holdings) has certain rights to acquire additional shares of capital stock of the Company and the Investor has certain rights to sell shares of capital stock of the Company owned by the Investor to EMC; and

         WHEREAS, each of the Company, EMC and the Investor desire to terminate the Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Termination of the Rights Agreement. The Rights Agreement is hereby terminated and is of no further force or effect as of the date hereof.

         2. Waiver of Rights. Each of the Company, EMC and the Investor hereby waives and relinquishes any claims, actions, recourse or other rights of any nature which such party may have against any other party to the Rights Agreement in connection with the Rights Agreement.

         3. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without reference to its conflicts of laws principles.

         4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same document.


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                       McDATA CORPORATION



                                       By:  /s/ John F. McDonnell
                                           ----------------------------------
                                           Name:  John F. McDonnell
                                           Title: Chief Executive Officer and
                                                  President



                                       EMC CORPORATION



                                       By:  /s/ Paul T. Dacier
                                           ----------------------------------
                                           Name:  Paul T. Dacier
                                           Title: Senior Vice President and
                                                  General Counsel



                                        /s/ John F. McDonnell
                                       --------------------------------------
                                       John F. McDonnell


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